Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in Form S-4 of Soleil Capital, L.P. of our report dated March 29, 2011 on our audit of the financial statements of Soleil Capital, L.P. as of December 31, 2010 and 2009 and the related statements of operation, stockholders' deficiency and cash flow for the years then ended and for the period from inception (July 19, 2004) to December 31, 2010.

We further consent to the reference to our firm under the caption "Experts" appearing in the Prospectus of such Registration Statement.

Paritz & Company, P.A.
Hackensack, New Jersey
May 4, 2011